January 8, 1998

Mr. Joshua D. J. Sharfman
CEO, Digital Lava Inc.
10850 Wilshire Boulevard, Suite 1260
Los Angeles, CA  90024

Dear Josh:

This letter shall serve as a formal Agreement between RealNetworks, Inc. ("RN") and Digital Lava ("Customer"). Customer desires that RN perform consulting services in connection with the Digital Lava RMA Client Renderer ("DL RMA Renderer") as set forth below.

1. Services. RN shall provide the Services set forth on Attachment A hereto and shall deliver to Customer all work product and results of such Services (the "Deliverables") according to the Delivery Schedule set forth on Attachment A. Customer will provide RN with unimpeded access to required hardware, software and communications systems required to complete the Services during the timeframe set forth in this Agreement. With respect to the performance of Services, Customer will not direct or supervise RN's employees or staff with respect to said individuals tasks or responsibilities without RN's express written consent. RN intends to perform the substantial majority of the Services at RN's premises.

2. Acceptance. Customer shall have [10] business days after delivery and installation of the Deliverables (or re-installation resulting from correction of defects by repair or replacement of the Deliverables) to evaluate and test the Deliverables to determine that they conform with Attachment A hereto. If Customer, in its best business judgment, determines that the Deliverables fail to conform to the requirements of Attachment A, it shall immediately notify RN in writing, specifying in detail the reasons that Customer believes the Deliverables fail to conform. RN shall have [15] business days in which to correct and resubmit the Deliverables to Customer. Customer shall then have [3] business days in which to re-evaluate and test the Deliverables for conformance with Attachment A, and shall notify RN as set forth above of any nonconformance. RN shall have [5] business days in which to correct and resubmit the Deliverables to Customer. Customer shall then have [2] business days to re-test the Deliverables, and to provide RN with notice rejection of the Deliverables for nonconformance. Silence shall be deemed to be acceptance. If RN fails to correct the Deliverables to conform to Attachment A within such time period, Customer may terminate this Agreement. Upon acceptance of such Deliverables, RN shall provide ongoing maintenance and support pursuant to Section 3 of Attachment A and Section 3 (b) of this Agreement.

3. Fees and Payment.

     a. Progress Payments. In consideration for the rights and obligations set forth herein, Customer will pay RN according to the Payment Schedule set forth on Attachment A. By executing this Agreement, Customer confirms the budget for the work, and the charges and purchases set forth in Appendix A hereto. If Customer wishes to enlarge the scope of the Services or implement additional features or subtasks, the parties shall agree upon the costs therefor in advance in writing.

     b. Upgrades and Support. If Customer desires to receive continuing support and upgrades as set forth on Attachment A, it shall pay RN an amount equal to *****1 of Payments due for Services. *****1 Subsequent year support and upgrade fees shall be payable in cash only on the anniversary date of the commencement of the first year of support.

     c. Expenses. Customer will reimburse RN for incidental expenses and disbursements incurred by RN related to supplies, media (disks and CD-ROM costs), travel and lodging, shipping, telephone charges, and any other incidental expenses incurred in the performance of the Services. Customer will reimburse RN for incidental expenses. RN shall bear sole responsibility for expenses incurred to acquire the necessary tools to perform the Services. If RN needs to procure any third party computer software, hardware, other office supplies or any other subcontracted services or products to implement, perform, or install items set forth in Attachment A, which purchase will exceed $1000, RN will notify Customer in advance, and obtain approval for the amount of the purchase plus any applicable sales tax.

     d. Billing. RN will invoice Customer for expenses and any third party purchases on a monthly basis. The invoice will include a report itemizing the expenses and third party purchases. Customer shall pay all invoices within 30 days of receipt, and shall not make any deductions thereto.

     e. Taxes. As RN is not an employee of Customer, RN understands that Customer will not take any action or provide RN with any benefits or commitments inconsistent with any of such undertakings by RN. In particular, Customer will not: (i) withhold FICA (Social Security) from RN's payments; (ii) make state or federal unemployment insurance contributions on behalf of RN; (iii) withhold state and federal income tax from payments to RN; (iv) make disability insurance contributions on behalf of RN; or (v) obtain workers' compensation insurance on behalf of RN.

4. Termination.

     a. By RN. Failure of Customer to make payments to RN in accordance with this Agreement shall be considered substantial nonperformance and cause for termination. If Customer fails to make payments when due, RN may, upon seven days' written notice to Customer suspend performance under this agreement. Unless payment in full is received by RN within seven days of the date of the notice, the suspension shall take effect without further notice. In the event of a suspension of services, RN shall have no liability to Customer for delay or damage caused Customer because of such suspension of services.

     b. By Customer. Customer shall have the right at any time to terminate this Agreement on twenty one (21) days' written notice. In the event of such termination, and provided termination is not as a result of RN's unremedied breach of this Agreement, Customer shall pay RN then accrued payments due under the Delivery Schedule, plus the pro-rated portion of the next payment, if any, due with respect to items being worked on up to the time of termination, plus reimbursable expenses, plus twenty percent (20%) of the total charges due through the date of the termination. Should Customer wish to delete specific subtasks, Customer will notify RN immediately in writing. As long as said


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(1)  Confidential  information  is  omitted  and  identified  by a *  and  filed separately with the SEC pursuant to a request for Confidential Treatment.

deletions represent less than twenty percent of the labor cost for the project, Customer shall not be liable for the twenty percent termination penalty.

     c. Termination for Breach. Either party may terminate this Agreement upon seven (7) days' written notice to the other party in the event the other party materially breaches this Agreement and fails to cure such breach within fifteen
(15) days' written notice from the non-breaching party.

5. RMA Agreement. RN and Customer are concurrently negotiating RN's RealMedia Architecture ("RMA") Partner Program Agreement (the "RMA Agreement"), which RN has offered to Customer on its standard terms and conditions, and pursuant to which RN will grant Customer a license to distribute the Deliverables within its RMA-Enabled Applications. The Services and Deliverables to be provided by RN under this Agreement have been requested by Customer to enable Customer to finalize development of its RMA-Enabled Applications. Customer acknowledges that the Deliverables provided hereunder may only be used by Customer subject to the terms of the RMA Agreement. If RN and Customer fail, after good faith negotiations, to finalize the RMA Agreement, all of Customer's rights in and to the Deliverables shall immediately terminate.

6. Ownership. All right, title and interest in and to the object code only of the Deliverables shall be owned by RN; *****(1) No license or other rights in the Deliverables is granted hereby.

7. Warranties of RN. RN represents, warrants and covenants that: (i) it has the full power to enter into this Agreement and perform the Services provided for herein, and that such ability is not limited or restricted by any agreements or understandings between RN and other persons or companies; *****1 (iii) RN will not enter into any contracts or otherwise obligate Customer in any way without Customer's express approval; and (iv) RN will use its best efforts to complete the Services in a timely, competent and professional manner.

8. Indemnification. Customer hereby agrees to indemnify, hold harmless and defend RN and its employees, contractors and agents from all claims, damages, costs and expenses, including reasonable attorneys' fees and litigation expenses, arising out of or in connection with any Customer product by the Customer, Customer's content, Customer's website or Customer's materials (not including the Customer's client parties), including, without limitation: (i) infringement or violation, or alleged infringement or violation, of any copyright, patent, trademark, trade secret, right of publicity, right of privacy, or other proprietary rights of any third party; and (ii) unfair trade practice, defamation or misrepresentation. *****1

9. Limitation of Liability. NEITHER PARTY SHALL, UNDER ANY CIRCUMSTANCES, BE LIABLE FOR LOSS OF PROFITS OR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES, ARISING FROM OR RELATED TO THIS AGREEMENT, WHETHER SUCH CLAIM ARISES IN TORT OR IN CONTRACT, AND EVEN IF THE PARTIES HAVE BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING. EXCEPT IN RESPECT OF LIABILITY WHICH IS BY LAW INCAPABLE OF EXCLUSION, IN NO EVENT SHALL EITHER PARTY'S LIABILITY FOR ANY REASON EXCEED THE TOTAL SUMS PAID UNDER THIS AGREEMENT.

10. Confidential Information. From the date of execution hereof for a period of *****1 from termination of this Agreement, neither party shall use, disclose, or permit any person to obtain any confidential information of the other party, including any materials developed or generated


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(1)  Confidential  information  is  omitted  and  identified  by a *  and  filed separately with the SEC pursuant to a request for Confidential Treatment.

hereunder (whether or not such confidential information is in written or tangible form), except as specifically authorized by such party. As used herein, confidential information shall mean a whole or any portion or phase of any marketing plans, business plans, sales information, customer lists, scientific or technical information, design, process, procedure, formula, or improvement relating to the development, design, construction, and operation of a program that is valuable and not generally known to a party's competitors and any other information of a party of which the other party becomes aware of as a result of this Agreement and which is indicated to be confidential or, if not so indicated, which could reasonably be interpreted to be confidential. The parties agree that, in the event of a breach or threatened breach of the terms of this confidentiality provision, the non-breaching party shall be entitled to an injunction prohibiting any such breach. Any such relief shall be in addition to and not in lieu of any appropriate relief in the way of money damages. The parties acknowledge that Confidential Information is valuable and unique and that disclosure in breach of this confidentiality provision will result in irreparable injury to its owner.

11. No Assignment. Neither party shall assign, transfer or otherwise dispose of this Agreement or any rights or duties hereunder without the prior written consent of the other *****(1)

12. Arbitration. Any controversy, dispute or question arising out of, in connection with or in relation to this Agreement or its interpretation, performance or nonperformance, or any breach thereof, shall be determined by arbitration in the County of King, State of Washington, in accordance with the rules then obtaining of the American Arbitration Association. The cost and expenses of such arbitration including the compensation of the arbitrator(s), the prevailing party's attorney's fees, and the stenographer employed by them, shall be paid by the party against whom the arbitrator renders a decision. The decision of the arbitrator shall be final and binding upon the parties hereto and may be entered as a final decree or judgment in any court of competent jurisdiction.

13.  Miscellaneous.   This  Agreement  and  Attachment  A  attached  hereto  and incorporated herein constitute the entire agreement between the parties, and supersedes any and all agreements, whether written or oral, and may only be amended or modified by a written instrument signed by both parties.


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(1)  Confidential  information  is  omitted  and  identified  by a *  and  filed separately with the SEC pursuant to a request for Confidential Treatment.

If the terms of this Letter Agreement are acceptable to you, please sign and date where indicated below and return to RN.

Sincerely,

RealNetworks, Inc.


By: /s/ Ian Freed
    -------------------------------------
        Ian Freed
        General Manager, Consulting Group



Accepted and Agreed to
 this 16th day of January, 1998.


DIGITAL LAVA INC.


By: /s/ Joshua D.J. Sharfman
    -------------------------------------
        Joshua D. J. Sharfman
        CEO

                            Attachment A: RMA Client
                                  Development


Prepared for Digital Lava
January 21, 1998


This document contains trade secrets and proprietary information belonging to RealNetworks, Inc. No use or disclosure of the information contained herein is permitted without the prior written consent of RealNetworks, Inc. *****1




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(1)  Confidential  information  is  omitted  and  identified  by a *  and  filed separately with the SEC pursuant to a request for Confidential Treatment.